Exhibit 99.1

October 17, 2008

Dear shareholders,

I’m sure all of you are keenly aware of the turmoil shaking the financial markets these days. In such unusual macroeconomic circumstances, I thought it fitting that I would reach out and discuss some of the impacts of the overall market on Voyant and our planned operations. The global financial situation does pose some new challenges for us. But it also provides some new opportunities.

One of the more positive aspects of the global financial situation for Voyant has been a sharp uptick in our deal-flow activities as potential partners review their value proposition in the harsh light of an adverse macro-economy. We have been swamped with new opportunities, and our biggest challenge has been to sort the gems out of the surge of potential deals that we have been evaluating. As I mentioned in our conference call last month, some of these activities are nearing conclusion. If we consummate some of these transactions, I would expect them to have a significant and immediate impact on Voyant.

We believe that the current financial situation may also broaden the appeal of Voyant to new groups of insightful investors who see the current climate as an opportunity. As the risk/reward profile for many larger companies has deteriorated, the relatively low price and high reward potential of Voyant may make our company extremely attractive to new shareholders. Also, unlike private equity investments, the very nature of Voyant as a public vehicle provides our shareholders with incremental liquidity. Because we are public and diversified, as we accomplish interim success, our shareholders can immediately benefit.

Voyant also offers several attributes that can make it a particularly attractive part of a portfolio diversification strategy: First, we pursue multiple lines of business, each of which targets its own, very large, high-growth markets. This in itself provides a degree of diversification. By investing in Voyant, shareholders make several bets at once, each of which has the potential for a large, venture-style return. Second, our stock performance has to some degree been decoupled from the overall stock market’s performance, moving more or less independently. Investors can still make an attractive growth investment without betting so much on the overall market. We think that these attributes, in the context of our long-term growth potential, make Voyant attractive to a whole different class of investors seeking diversification from the overall stock market.

Of course, Voyant is not totally immune to the global financial situation, and our stock price has been impacted along with the broader market. However, we continue to accomplish business milestones that we have set for ourselves, and we expect that the market will eventually reward these accomplishments.

In the meantime, we’ve continued to raise sufficient funds to sustain our operations while we wait for the current economic environment to stabilize. I’m pleased to announce that we have just taken in some additional bridge financing from one of our existing investors, and this will help us during the current market crisis. As it has been all along, our aim is to avoid vulture financing deals (of which there are many out there) in order to protect our shareholder base. This incremental funding will allow us the time we need to ride out the financial crisis and then secure additional equity funding on our terms, not on the market’s current terms. I think this development is also a testament to the enthusiasm and faith that our investors have in Voyant and our prospects.

Let me comment on two of our business units and how the current financial situation is likely to impact them.

RocketStream should weather the storm fairly well. We will see some challenges as corporate IT spending decreases, but companies still need to solve the long-term problem of network latency as bandwidth continues to grow by leaps and bounds. RocketStream is a much, much cheaper alternative to expensive hardware-based WAN accelerators, and we’ve established a position as a price leader in the software-based acceleration market. We believe that the market downturn only serves to heighten the competitive advantage that RocketStream offers. We also believe that as the bigger pipes come to the consumers, the demand for a RocketStream-based solution (either stand-alone, embedded, or even as a service) will increase. Especially in these challenging times, people want their money’s worth, and RocketStream helps them get it.

Our emphasis on Asia is proving to be a good strategy. KT (formerly Korea Telecom) continues to recommend RocketStream to its business and government customers, and we hope to receive their permission to issue a press release about this endorsement soon.

We are also continuing to pursue an extremely large North American opportunity, and while it will take some time to mature, all is looking good at this point. This opportunity has the potential to introduce a whole new growth dimension to the RocketStream business.

Several of Voyant’s new business opportunities are very synergistic with RocketStream and would leverage the technical results of our project with Proginet, a company that is embedding RocketStream within their managed file transfer products. We are excited about the chance to offer consumers and professionals alike more cutting edge platforms at the intersection of content and technology.

Now on to our aviation broadband initiative. It is clear that one of the industries likely to be hardest hit by the financial crisis is the airline industry. Ironically, this may be good news for us because the airlines are now looking for any new revenue sources they can get. Just as many airlines are already charging for food, blankets, pillows, window seats and even sodas, they will soon be charging for broadband access. Bear in mind that our VAB system is a source of additional revenue for the airline, not a source of additional cost, and therefore we continue to believe this is going to be a very big market and that we have an attractive play in any foreseeable economic climate.

As those of you who heard our conference call last month may remember, our VAB team is putting a lot of emphasis on the European market. There are several reasons for this. We think the airlines in Northern Europe are best positioned to take advantage of the ultra-high bandwidths that Voyant offers. Their customers are accustomed to high-bandwidth pipes in their homes and offices, and our competitive positioning in Europe is excellent. However, we’re also pursuing VAB opportunities in North American, China, and Australia. Progress in this business unit continues to be very active and promising.

Last March, we issued a press release announcing our partnership with Harris Corporation. Our Harris partners have been great to work with. They provided the airplane and worked with us on the fantastically successful flight tests that I talked about in last month’s conference call. They have also contributed significantly to the engineering development of the VAB system. From an administrative perspective, let me repeat that this partnership has now moved from a letter of intent to a definitive agreement, substantiating the great work that Voyant and Harris have been collaborating on since March.

We also continue to make progress on our media content and wireless businesses, and we’ll talk more about those soon.

In conclusion, there’s no denying that this is a challenging time for businesses all over the world. But for those companies with the vision to find opportunities that others miss – and we believe this to be our core skill set – there can be many advances to be gleaned from the current market setback. We are not looking just to get through these times; we are looking to prosper. We are not looking just to preserve shareholder value; we are seeking new opportunities to dramatically increase it.

Sincerely,

Dana Waldman
CEO

As always, please remember that in this letter, we make forward-looking statements about our future expectations, plans and prospects. There is a risk that the actual results we achieve will differ from those forward-looking statements. To better understand these risks and the reasons that our results may differ from our statements, please read the “Forward Looking Statements Note” on the Investor page of our website and our filings with the Securities Exchange Commission, especially Forms 10K and 10Q.